NEWS RELEASE            Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:    Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT COMPANIES, L.P.
REPORTS FOURTH QUARTER AND FISCAL 2012 RESULTS

March 26, 2013 – Eagan, Minnesota --- Norcraft Companies, L.P. (Norcraft) today reported financial results for the fourth quarter and fiscal year ended December 31, 2012.

FINANCIAL RESULTS
Fourth Quarter of Fiscal 2012 Compared with Fourth Quarter of Fiscal 2011
Net sales increased $8.8 million, or 14.2%, from $62.4 million for the fourth quarter of 2011 compared to $71.2 million for the same quarter of 2012. Income from operations decreased $0.6 million, or 14.7%, from $3.8 million for the fourth quarter of 2011 compared to $3.2 million for the same quarter of 2012. Net loss increased $0.5 million, or 14.4%, from $3.4 million for the fourth quarter of 2011 to $3.9 million in the same quarter of 2012.
EBITDA (as defined in the attached table) was $7.2 million for the fourth quarter of 2011 compared to $6.6 million for the same quarter of 2012.
Fiscal 2012 Compared with Fiscal 2011
Net sales increased $19.5 million, or 7.2%, from $269.3 million for fiscal 2011 compared to $288.8 million for fiscal 2012. Income from operations decreased by $3.0 million, or 13.4%, from $22.3 million for fiscal 2011 compared to $19.3 million for fiscal 2012. Net loss increased $5.9 million, or 156.2%, from $3.7 million for fiscal 2011 to $9.6 million in fiscal 2012.
EBITDA (as defined in the attached table) was $35.8 million for fiscal 2011 compared to $32.7 million for fiscal 2012.
“We are encouraged by the growth we have seen in our industry and the economy; the impact of which can be seen in our sales. But, with the competitiveness of the industry, much of the discounting and sales promotions have continued and our margins were negatively impacted. We are currently carefully adjusting our pricing, promotional activities and costs and expect future margins to improve along with sales,” commented President and CEO, Mark Buller.

CONFERENCE CALL
Norcraft has scheduled a conference call on Thursday, March 28, 2013 at 10:00 a.m. Eastern Time. To participate, dial 877-352-9693 and use the conference ID number 25872414. A telephonic replay will be available by calling 855-859-2056 and using the conference ID number 25872414.

GENERAL
Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the U.S. and parts of Canada. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets manufactured in both framed and frameless, or full access construction. We market our products through seven main brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark Cabinetry, Fieldstone Cabinetry, Brookwood and Urban Effects.

-Selected Financial Data Tables Follow-

Norcraft Companies, L.P.
Consolidated Balance Sheets
(dollar amounts in thousands)
(unaudited)

ASSETS	December 31,
	2012	2011
Current assets:
Cash and cash equivalents	$23,019	$24,185
Trade accounts receivable, net	20,264	20,092
Inventories	19,760	17,503
Prepaid and other current assets	2,220	1,835
Total current assets	65,263	63,615
Non-current assets:
Property, plant and equipment, net	25,961	27,434
Goodwill	88,484	88,479
Intangible assets, net	70,148	77,732
Display cabinets, net	6,019	5,842
Other assets	268	568
Total non-current assets	190,880	200,055
Total assets	$256,143	$263,670

LIABILITIES AND MEMBER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,133	$6,566
Accrued expenses	14,893	13,775
Total current liabilities	22,026	20,341
Non-current liabilities:
Long-term debt	240,000	240,000
Unamortized premium on bonds payable	127	166
Other liabilities	48	108
Total non-current liabilities	240,175	240,274
Total liabilities	262,201	260,615
Commitments and contingencies	-	-
Member's equity (deficit):
Member’s equity (deficit)	(7,686)	1,646
Accumulated other comprehensive income	1,628	1,409
Total member's equity (deficit)	(6,058)	3,055
Total liabilities and member’s equity (deficit)	$256,143	$263,670

Norcraft Companies, L.P.
Consolidated Statements of Comprehensive Loss
(dollar amounts in thousands)
(unaudited)

	Three months ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net sales	$71,232	$62,362	$288,782	$269,305
Cost of sales	54,595	45,630	215,274	195,853
Gross profit	16,637	16,732	73,508	73,452
Selling, general and administrative expenses	13,415	12,956	54,144	51,099
Income from operations	3,222	3,776	19,364	22,353
Other expense:
Interest expense, net	6,447	6,443	25,819	23,549
Amortization of deferred financing costs	780	788	3,120	2,454
Other expense, net	(77)	(22)	(16)	81
Total other expense	7,150	7,209	28,923	26,084
Net loss	(3,928)	(3,433)	(9,559)	(3,731)

Other comprehensive income (loss):
Foreign currency translation adjustment	(221)	87	219	(295)
Total other comprehensive income (loss)	(221)	87	219	(295)
Comprehensive loss	$(4,149)	$(3,346)	$(9,340)	$(4,026)

Norcraft Companies, L.P.
Consolidated Statement of Cash Flows
(dollar amounts in thousands)

	Year Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(9,559)	$(3,731)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	4,723	4,935
Amortization:
Customer relationships	4,467	4,467
Deferred financing costs	3,120	2,454
Display cabinets	4,113	4,005
Discount amortization/accreted interest	(39)	180
Provision for uncollectible accounts receivable	168	236
Provision for obsolete and excess inventory	377	(280)
Provision for warranty claims	3,071	3,143
Stock compensation expense	187	183
Loss (gain) on disposal of assets	(2)	8
Change in operating assets and liabilities:
Trade accounts receivable	(257)	(2,442)
Inventories	(2,597)	99
Prepaid expenses	(385)	(276)
Other assets	301	183
Accounts payable and accrued expenses	(1,482)	(6,421)
Net cash provided by operating activities	6,206	6,743
Cash flows from investing activities:
Proceeds from sale of property and equipment	13	20
Purchase of property, plant and equipment	(3,135)	(2,586)
Additions to display cabinets	(4,290)	(4,831)
Net cash used in investing activities	(7,412)	(7,397)
Cash flows from financing activities:
Borrowings on senior secured second lien notes payable	—	62,400
Payment of financing costs	(3)	(8,274)
Proceeds from issuance of member interests	50	139
Distributions to member	(10)	(58,015)
Net cash provided by (used in) financing activities	37	(3,750)
Effect of exchange rates on cash and cash equivalents	3	(68)
Net increase (decrease) in cash and cash equivalents	(1,166)	(4,472)
Cash and cash equivalents, beginning of the period	24,185	28,657
Cash and cash equivalents, end of period	$23,019	$24,185
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$25,433	$24,502

Norcraft Companies, L.P.
Reconciliation of Net Loss to EBITDA
(dollar amounts in thousands)

EBITDA is net loss before interest expense, income tax expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as its calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. We also believe this financial metric provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net loss, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to those of other similarly titled measures reported by other companies. The calculation of EBITDA is shown below:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net loss	$(3,928)	$(3,433)	$(9,559)	$(3,731)
Interest expense, net	6,447	6,443	25,819	23,549
Depreciation	1,161	1,161	4,723	4,935
Amortization of deferred financing costs	780	788	3,120	2,454
Amortization of customer relationships	1,117	1,117	4,467	4,467
Display cabinet amortization	1,060	1,117	4,113	4,005
State taxes	(79)	(17)	(26)	87

EBITDA	$6,558	$7,176	$32,657	$35,766

FORWARD LOOKING STATEMENTS AND INFORMATION
Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the company. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘project,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe’’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the company. They are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. Such expectations can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors that could cause actual results to differ materially from these forward looking statements including, but not limited to, the risks outlined under Part I, Item 1A, “Risk Factors,’’ in the Annual Report on Form 10-K filed by the company with the Securities and Exchange Commission.
Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and, except as required by law, the company undertakes no obligation to update any forward looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.